                                             CERTIFICATE OF FORMATION
                                                        OF
                                     Oppenheimer Tremont Opportunity Fund, LLC

                  FIRST:   The name of the limited liability company is Oppenheimer Tremont Opportunity Fund, LLC.

                  SECOND:  The address of its registered office in the State of Delaware is 615 South DuPont
Highway, County of Kent, City of Dover, State of Delaware, 19901.  The name of its registered agent at such address is National Corporate Research, Ltd.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 2nd day of
October, 2001.

                                    Oppenheimer Tremont Opportunity Fund, LLC

                                                                     By:       /s/ Kenneth V. Randolph III
                                                                               ---------------------------
                                                                     Name:  Kenneth V. Randolph III
                                                                     Title:    Authorized Person